Exhibit 99.1

Tessco Reports Second-Quarter 2018 Financial Results

Quarterly Revenues Increase 8% Year Over Year

Earnings Per Share Increase to $0.21

Quarterly Dividend of $0.20 Per Share Continued

HUNT VALLEY, MD, October 23, 2017—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS), today reported financial results for its second quarter of fiscal 2018, ended September 24, 2017.

Second-Quarter Highlights:

•	Revenue increased 8% year over year to $145.1 million; fourth straight quarter of year-over-year revenue growth
•	Public carrier market sales grew 48% compared with last year’s second quarter
•	All commercial markets grew year-over-year
•	Overall revenue growth and expense management resulted in operating margin of 2.2%, compared with 1.5% in last year’s second quarter
•	$0.21 EPS and $0.51 EBITDA per diluted share*; third straight quarter of year-over-year growth
•	Declared quarterly dividend of $0.20 per share

	Second Quarter FY 2018	Second Quarter FY 2017	First Quarter FY 2018
Revenue	$145.1M	$134.6M	$140.0M
Earnings per diluted share	$0.21	$0.12	$0.08
EBITDA per diluted share*	$0.51	$0.38	$0.27
Operating margin	2.2%	1.5%	0.9%
Cash balance	$0.2M	$10.8M	$0.2M
Line of credit balance outstanding	$13.3M	$0	$8.3M

* EBITDA per diluted share and EBITDA (on which EBITDA per diluted share is based) are Non-GAAP financial measures. Non-GAAP financial measures indicated by an asterisk (*) either in the above chart or in the text of this press release are so indicated as a means to direct the reader to the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

Second-Quarter Revenue by Market:

	Year over Year Q2 FY 2018 vs. Q2 FY 2017	Sequential Q2 FY 2018 vs. Q1 FY 2018
Public Carrier	48%	3%
Value-Added Resellers	5%	0%
Government	23%	31%
Private System Operators	15%	15%
Retail	(10)%	(3)%
Total	8%	4%

“We executed on our profitability initiatives during the second quarter, extending our recent trend of year-over-year top- and bottom-line growth,” said Murray Wright, President and Chief Executive Officer. “Revenue grew in all commercial markets, including a 48% year-over-year increase in revenue from the carrier market. The improved bottom-line performance was a direct result of the revenue growth we are seeing in the business, combined with our effective expense management. We believe these improved bottom-line results are an indication of the operating leverage potential the company possesses.

“We are executing on our strategic plan and are focused on balancing the implementation of our go-to-market strategy with improved operating efficiency,” Wright continued. “We are leveraging a strong value proposition and adding talent to our already dynamic team to further accelerate results. There is strong momentum in our business, and we look forward to building on our recent track record of sales growth and improved profitability. Our focus on improving the customer experience is enabling us to generate new opportunities, and we are encouraged about our ability to drive success in the quarters to come.”

Second-Quarter Fiscal 2018 Financial Results

For the fiscal 2018 second quarter, revenues totaled $145.1 million, compared with $134.6 million for the second quarter of fiscal 2017. The increase in revenues as compared to the prior-year period resulted primarily from a significant increase in sales to the public carrier ecosystem, although sales in all commercial markets grew.

Gross profit was $29.9 million for the second quarter of fiscal 2018, up from $28.8 million for the same quarter of fiscal 2017. The year-over-year increase in gross profit was primarily the result of higher overall sales. Gross margin was 20.6% of revenue for the second quarter of fiscal 2018, compared with 21.4% for last year’s second quarter. The decrease in gross margin was largely due to changes in customer and product mix, including the increase in lower-margin sales to the public carrier market.

Selling, general and administrative (SG&A) expenses were $26.7 million for the second quarter of fiscal 2018, flat compared with the same quarter of the prior year, despite normal variable cost increases in the current year quarter, associated with the 8% revenue growth.

Net income and earnings per share (EPS) were $1.8 million and $0.21, respectively, for the second quarter of fiscal 2018, compared with net income and EPS of $1.0 million and $0.12, respectively, for the prior-year second quarter.

Balance Sheet and Cash Flows

Increasing sales to the Company’s public carrier customers at times require significant investments in inventory. Therefore, increasing the Company’s positioning and market share with these customers requires working capital investment. During the second quarter, sales to public carrier customers increased 48% from last year’s second quarter and year-to-date sales in this market have increased 54% over last year. Accordingly, during this fiscal year, the Company experienced increases in inventory and accounts receivable and a corresponding decrease in its cash position, as well as increased borrowings on its line of credit. As of September 24, 2017, cash and equivalents totaled $0.2 million, and the outstanding balance on the Company’s line of credit was $13.3 million. Cash flow used in operations was $16.8 million during the first half of the 2018 fiscal year, primarily due to increases in inventory and accounts receivable. Inventory increased by $9.2 million during the first half of the fiscal year to $73.2 million as of September 24, 2017. Trade accounts receivable increased $28.2 million in the first six months of the year to $92.9 million.

On October 19, 2017, the Company expanded its previously existing secured line of credit facility with SunTrust Bank, as Administrative Agent and a lender, in an effort to ensure the ability to make increased investments in its business. The expanded credit facility is evidenced by an Amended and Restated Credit Agreement and other ancillary documents, which provide for a borrowing limit increase from $35 million to up to $75 million, on terms generally consistent with those previously existing. The applicable borrowing base has, however, been expanded to include not only eligible receivables but also eligible inventory. The Company believes that the expanded credit facility will allow for increased access to cash and will facilitate the Company's efforts to make appropriate investments as needed to continue to grow.

Cash Dividend

The Company’s Board of Directors has declared a quarterly cash dividend of $0.20 per common share payable on November 22, 2017 to common stockholders of record on November 8, 2017. Any future declaration of dividends, and the establishment of record and payment dates, is subject to future determinations of the Board of Directors.

Business Outlook

The Company is not providing earnings guidance at this time for fiscal 2018.

Second-Quarter Fiscal 2018 Conference Call

Management will host a conference call to discuss second quarter 2018 results tomorrow, Tuesday October 24, 2017 at 8:30 a.m. ET. To participate in the conference call, please call: 855-319-5921 (domestic call-in) or 503-343-6034 (international call-in) and reference code #93869172.

A live webcast of the conference call will be available at http://tesscotechnologies.gcs-web.com/investor-resources/events. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 11:30 a.m. ET on October 24, 2017 until 11:59 p.m. ET on October 31, 2017 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation #93869172. An archived replay of the conference call will also be available on the Company's website at http://tesscotechnologies.gcs-web.com/investor-resources/webcasts-and-presentations.

Non-GAAP Information

EBITDA and EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization.  EBITDA per diluted share is defined as EBITDA divided by Tessco’s diluted weighted average shares outstanding.

Management believes EBITDA and EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. Neither EBITDA nor EBITDA per diluted share is a recognized term under GAAP, and EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, neither EBITDA nor EBITDA per diluted share is intended to be a measure of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of Non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies Incorporated. (NASDAQ: TESS) is a value-added technology distributor, manufacturer and solutions provider. Tessco was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions and customer service and supports customers in the public and private sector. Tessco supplies more than 50,000 products from 400 of the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things, wireless backhaul and more. Tessco is a single source for outstanding customer experience, expert knowledge and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following:  termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large  wireless services carriers and others within the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; negative or adverse economic conditions, including those adversely  affecting consumer confidence or consumer or business spending or otherwise adversely impacting our vendors or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand;        changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers;  our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

David Calusdian
Sharon Merrill Associates
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 24, 2017	September 25, 2016	June 25, 2017	September 24, 2017	September 25, 2016

Revenues	$145,083,500	$134,633,800	$140,010,800	$285,094,300	$263,493,800
Cost of goods sold	115,160,400	105,878,200	110,844,000	226,004,400	207,632,200
Gross profit	29,923,100	28,755,600	29,166,800	59,089,900	55,861,600
Selling, general and administrative expenses	26,674,400	26,709,500	27,881,500	54,555,900	53,665,200
Income from operations	3,248,700	2,046,100	1,285,300	4,534,000	2,196,400
Interest, net	156,500	17,200	68,600	225,100	28,600
Income before provision for income taxes	3,092,200	2,028,900	1,216,700	4,308,900	2,167,800
Provision for income taxes	1,318,300	1,034,700	533,800	1,852,100	1,093,100
Net income	$1,773,900	$994,200	$682,900	$2,456,800	$1,074,700

Basic earnings per share	$0.21	$0.12	$0.08	$0.29	$0.13
Diluted earnings per share	$0.21	$0.12	$0.08	$0.29	$0.13

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	September 24, 2017	March 26, 2017
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$245,700	$8,540,100
Trade accounts receivable, net	92,945,900	64,778,900
Product inventory	73,229,000	63,984,300
Prepaid expenses and other current assets	4,429,200	3,864,100
Total current assets	170,849,800	141,167,400

Property and equipment, net	13,091,100	13,830,900
Goodwill, net	11,677,700	11,677,700
Other long-term assets	7,419,300	7,304,500
Total assets	$203,037,900	$173,980,500

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$69,170,600	$53,581,400
Payroll, benefits and taxes	6,836,000	6,772,100
Income and sales tax liabilities	1,756,100	1,364,700
Accrued expenses and other current liabilities	1,973,000	2,228,200
Revolving line of credit	13,278,600	--
Current portion of long-term debt	26,900	26,500
Total current liabilities	93,041,200	63,972,900

Deferred tax liabilities	373,600	386,800
Long-term debt, net of current portion	16,100	29,800
Other long-term liabilities	1,749,600	1,574,700
Total liabilities	95,180,500	65,964,200

Shareholders’ Equity:
Preferred stock	--	--
Common stock	98,800	98,400
Additional paid-in capital	59,801,300	59,006,000
Treasury stock, at cost	(57,502,400)	(57,437,600)
Retained earnings	105,459,700	106,349,500
Total shareholders’ equity	107,857,400	108,016,300

Total liabilities and shareholder’s equity	$203,037,900	$173,980,500

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Six Months Ended
	September 24, 2017	September 25, 2016	June 25, 2017	September 24, 2017	September 25, 2016

Net Income as reported	$1,773,900	$994,200	$682,900	$2,456,800	$1,074,700
Add:
Provision for income taxes	1,318,300	1,034,700	533,800	1,852,100	1,093,100
Interest, net	156,500	17,200	68,600	225,100	28,600
Depreciation and amortization	1,041,400	1,098,900	989,600	2,031,000	2,275,600
EBITDA	$4,290,100	$3,145,000	$2,274,900	$6,565,000	$4,472,000
Add:
Stock based compensation	254,300	76,600	247,600	501,900	192,400
EBITDA, adjusted	$4,544,400	$3,221,600	$2,522,500	$7,066,900	$4,664,400

EBITDA per diluted share	$0.51	$0.38	$0.27	$0.78	$0.54
Adjusted EBITDA per diluted share	$0.54	$0.39	$0.30	$0.84	$0.56

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended September 24, 2017			Three Months Ended September 25, 2016			Growth Rates Compared to Prior Year Period

Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$27,423	$-	$27,423	$18,532	$-	$18,532	48.0%	-	48.0%
Government	11,025	-	11,025	8,990	-	8,990	22.6%	-	22.6%
Private System Operators	24,207	-	24,207	20,990	-	20,990	15.3%	-	15.3%
Value-Added Resellers	34,951	-	34,951	33,409	-	33,409	4.6%	-	4.6%
Retail	-	47,478	47,478	-	52,713	52,713	-	(9.9%)	(9.9%)
Total revenues	$97,606	$47,478	$145,084	$81,921	$52,713	$134,634	19.1%	(9.9%)	7.8%

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$3,777	$-	$3,777	$3,236	$-	$3,236	16.7%	-	16.7%
Government	2,412	-	2,412	2,092	-	2,092	15.3%	-	15.3%
Private System Operators	5,054	-	5,054	4,613	-	4,613	9.6%	-	9.6%
Value-Added Resellers	8,942	-	8,942	9,223	-	9,223	(3.1%)	-	(3.1%)
Retail	-	9,738	9,738	-	9,592	9,592	-	1.5%	1.5%
Total gross profit	$20,185	$9,738	$29,923	$19,164	$9,592	$28,756	5.3%	1.5%	4.1%
% of revenues	20.7%	20.5%	20.6%	23.4%	18.2%	21.4%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended September 24, 2017	Three Months Ended September 25, 2016	Growth Rates Compared to Prior Year Period

Product Revenues
Base Station Infrastructure	$59,448	$52,502	13.2%
Network Systems	29,180	21,461	36.0%
Installation, Test and Maintenance	7,679	6,881	11.6%
Mobile Device Accessories	48,777	53,790	(9.3%)
Total revenues	$145,084	$134,634	7.8%

Product Gross Profit
Base Station Infrastructure	$14,086	$13,453	4.7%
Network Systems	3,921	3,421	14.6%
Installation, Test and Maintenance	1,433	1,376	4.1%
Mobile Device Accessories	10,483	10,506	(0.2%)
Total gross profit	$29,923	$28,756	4.1%
% of revenues	20.6%	21.4%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended September 24, 2017			Three Months Ended June 25, 2017			Growth Rates Compared to Prior Year Period

Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$27,423	$-	$27,423	$26,598	$-	$26,598	3.1%	-	3.1%
Government	11,025	-	11,025	8,445	-	8,445	30.6%	-	30.6%
Private System Operators	24,207	-	24,207	21,042	-	21,042	15.0%	-	15.0%
Value-Added Resellers	34,951	-	34,951	35,040	-	35,040	(0.3%)	-	(0.3%)
Retail	-	47,478	47,478	-	48,886	48,886	-	(2.9%)	(2.9%)
Total revenues	$97,606	$47,478	$145,084	$91,125	$48,886	$140,011	7.1%	(2.9%)	3.6%

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$3,777	$-	$3,777	$4,128	$-	$4,128	(8.5%)	-	(8.5%)
Government	2,412	-	2,412	2,004	-	2,004	20.4%	-	20.4%
Private System Operators	5,054	-	5,054	4,607	-	4,607	9.7%	-	9.7%
Value-Added Resellers	8,942	-	8,942	8,961	-	8,961	(0.2%)	-	(0.2%)
Retail	-	9,738	9,738	-	9,467	9,467	-	2.9%	2.9%
Total gross profit	$20,185	$9,738	$29,923	$19,700	$9,467	$29,167	2.5%	2.9%	2.6%
% of revenues	20.7%	20.5%	20.6%	21.6%	19.4%	20.8%

6
TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended September 24, 2017	Three Months Ended June 25, 2017	Growth Rates Compared to Prior Year Period

Product Revenues
Base Station Infrastructure	$59,448	$59,070	0.6%
Network Systems	29,180	23,837	22.4%
Installation, Test and Maintenance	7,679	6,993	9.8%
Mobile Device Accessories	48,777	50,111	(2.7%)
Total revenues	$145,084	$140,011	3.6%

Product Gross Profit
Base Station Infrastructure	$14,086	$14,057	0.2%
Network Systems	3,921	3,829	2.4%
Installation, Test and Maintenance	1,433	1,419	1.0%
Mobile Device Accessories	10,483	9,862	6.3%
Total gross profit	$29,923	$29,167	2.6%
% of revenues	20.6%	20.8%

3
TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Six Months Ended September 24, 2017			Six Months Ended September 25, 2016			Growth Rates Compared to Prior Year Period

Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$54,021	$-	$54,021	$35,110	$-	$35,110	53.9%	-	53.9%
Government	19,470	-	19,470	18,842	-	18,842	3.3%	-	3.3%
Private System Operators	45,249	-	45,249	41,295	-	41,295	9.6%	-	9.6%
Value-Added Resellers	69,991	-	69,991	67,700	-	67,700	3.4%	-	3.4%
Retail	-	96,364	96,364	-	100,547	100,547	-	(4.2%)	(4.2%)
Total revenues	$188,731	$96,364	$285,095	$162,947	$100,547	$263,494	15.8%	(4.2%)	8.2%

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$7,905	-	7,905	$6,253	$-	$6,253	26.4%	-	26.4%
Government	4,416	-	4,416	4,232	-	4,232	4.3%	-	4.3%
Private System Operators	9,661	-	9,661	9,179	-	9,179	5.3%	-	5.3%
Value-Added Resellers	17,903	-	17,903	18,506	-	18,506	(3.3%)	-	(3.3%)
Retail	-	19,205	19,205	-	17,692	17,692	-	8.6%	8.6%
Total gross profit	$39,885	19,205	59,090	$38,170	$17,692	$55,862	4.5%	8.6%	5.8%
% of revenues	21.1%	19.9%	20.7%	23.4%	17.6%	21.2%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Six Months Ended September 24, 2017	Six Months Ended September 25, 2016	Growth Rates Compared to Prior Year Period

Product Revenues
Base Station Infrastructure	$118,518	$104,897	13.0%
Network Systems	53,017	39,891	32.9%
Installation, Test and Maintenance	14,672	15,636	(6.2%)
Mobile Device Accessories	98,888	103,070	(4.1%)
Total revenues	$285,095	$263,494	8.2%

Product Gross Profit
Base Station Infrastructure	$28,143	$26,881	4.7%
Network Systems	7,750	6,319	22.6%
Installation, Test and Maintenance	2,852	2,944	(3.1%)
Mobile Device Accessories	20,345	19,718	3.2%
Total gross profit	$59,090	$55,862	5.8%
% of revenues	20.7%	21.2%